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                                  EXHIBIT 21.1

                          SUBSIDIARY OF THE REGISTRANT
                            AS OF DECEMBER 31, 1996

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
                                            Percentage of                Jurisdiction
     Name of Subsidiary                      Stock Owned               of Incorporation
     ------------------                     -------------             ----------------
 1.  Gulf Southwest Nevada Bancorp, Inc.         100.0%                    Nevada


     Subsidiary of Gulf Southwest           Percentage of              Jurisdiction
         Nevada Bancorp, Inc.                Stock Owned              of Incorporation
     ----------------------------           -------------             ----------------
 1.    Merchants Bank                            100.0%                    Texas
